As filed with the Securities and Exchange Commission

                               on October 27, 2006

                            Registration No. 811-7696

          Pursuant to Rule 8b-16 promulgated under Section 8(b) of the

                         Investment Company Act of 1940

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER

                       THE INVESTMENT COMPANY ACT OF 1940


                               Amendment No.11 |X|

                        (Check appropriate box or boxes.)

           -----------------------------------------------------------

                       IOWA PUBLIC AGENCY INVESTMENT TRUST

               (Exact Name of Registrant as Specified in Charter)

                                1415 28th Street
                          West Des Moines, Iowa 50266

               (Address of Principal Executive Offices)(Zip code)

       Registrant's Telephone Number, Including Area Code: (515) 244-5426

                                    Beth Grob
                              Ahlers & Cooney, P.C.
                         100 Court Avenue, Suite 600,
                             Des Moines, Iowa 50309

                     (Name and Address of Agent for Service)

           -----------------------------------------------------------

                        Copies of all communications to:

                               JOHN C. MILES, ESQ.
                            Cline, Williams, Wright,
                            Johnson & Oldfather, LLP
                               233 S. 13th Street
                             1900 U.S. Bank Building
                             Lincoln, Nebraska 68508

                                    BETH GROB
                              Ahlers & Cooney, P.C.
                           100 Court Avenue, Suite 600
                             Des Moines, Iowa 50309

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                   IOWA PUBLIC AGENCY INVESTMENT TRUST (IPAIT)



                   A comprehensive cash management service for
                    Iowa Cities, Counties and City Utilities



                                     IPAIT


                              INFORMATION STATEMENT


                                OCTOBER 30, 2006



              This booklet provides detailed information about the
                      Iowa Public Agency Investment Trust.

          Please read it carefully and retain it for future reference.





                                Sponsored by the
                     Iowa Association of Municipal Utilities
                       Iowa State Association of Counties
                              Iowa League of Cities

================================================================================

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                                    CONTENTS

                                  Section Page


         The Iowa Public Agency Investment Trust (IPAIT)......................1
         Cash Management Alternatives
             Diversified Portfolio............................................1
             Direct Government Obligation Portfolio...........................1
         Authorized Investments
             Maximum Current Income...........................................2
         Risk and Management of Risk
             Management Policies and Procedures...............................3
             Maturity of IPAIT Investments....................................4
             Maintenance of Liquidity.........................................4
         Investing in IPAIT Portfolio Units
             Investments by Bank Funds Transfer...............................5
             Income Distributions.............................................5
         Redeeming IPAIT Portfolio Units
             Portfolio Withdrawals............................................5
         Valuing IPAIT Portfolio Trust Units

             Portfolio Management.............................................7
             Calculating Yield................................................7
             Expenses of IPAIT................................................7
         Trustees and Officers................................................8
         The Investment Adviser...............................................10
         The Administrator....................................................10
         The Custodian........................................................10
         Administrative and Distribution Related Services.....................11
         Taxes................................................................11
         Reports to Participants..............................................11
         Declaration of Trust
             Description of Trust Units.......................................11
             Participant Liability............................................12
             Termination of the Declaration of Trust..........................12
             Amendment of the Declaration of Trust............................12
             Withdrawal.......................................................12
             Definitions......................................................12
         Independent Auditors.................................................12
         Document Copies......................................................12


         No person or entity has been authorized to give any information or to make any representations other than those contained in this Information Statement, and, if given or made, such information or representations must not be relied upon as having been authorized by IPAIT, its Trustees, the Investment Adviser, the Administrator, the Custodian, or any agent of IPAIT or the Trustees.

                  IOWA PUBLIC AGENCY INVESTMENT TRUST (IPAIT)

The Iowa Public Agency Investment Trust ("IPAIT" or "Trust") is a professionally managed common law trust organized and operated as a diversified open-end management investment company created with the objective of providing Iowa cities, counties, city utilities, and other eligible participants (the "Participants") with a convenient method for investing their funds in a manner that will maximize current income consistent with safety of principal and the required degree of liquidity for operating funds.


IPAIT has been established under Iowa law pursuant to Iowa Code Chapter 28E and Sections 331.555 and 384.21, which authorize Iowa cities, counties, city utilities, and other eligible participants to jointly invest monies pursuant to a joint investment agreement. IPAIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Public Agency Investment Trust as of October 1, 1987 and amended as of August 1, 1988, May 1, 1993 and September 1, 2005 (the "Declaration"). Iowa Code permits judicial districts and rural water districts to participate in a joint investment agreement, and such entities are authorized to participate in IPAIT upon the approval of the Board of Trustees. A city, city utility, or county which is, respectively, a member of the Iowa League of Cities, the Iowa Association of Municipal Utilities, or the Iowa State Association of Counties (the "Sponsoring Associations") or other eligible participants can become a Participant in IPAIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Public Agency Investment Trust, c/o WB Capital Management,1415 28th Street, Suite 200, West Des Moines, Iowa 50266-1461. (See "Instructions and Application Form").

IPAIT believes that the interests of beneficial ownership in IPAIT ("Trust Units" or "Units") are exempt from registration under the Securities Act of 1933 and the Iowa Uniform Securities Act. IPAIT is, however, registered as an investment company under the Investment Company Act of 1940 ("1940 Act") pursuant to the requirements of Iowa Code Section 12B.10.

This Information Statement provides detailed information about IPAIT and its investment and operating policies. Please read it carefully and retain it for future reference. Additional information, a copy of the Declaration of Trust, and further assistance regarding becoming a Participant in IPAIT may be obtained by calling the IPAIT toll free number, (800) 872-4024, or by contacting Iowa Public Agency Investment Trust, c/o WB Capital Management, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266-1461. This Information Statement is qualified in its entirety by reference to the text of the Declaration of Trust.

                          CASH MANAGEMENT ALTERNATIVES


IPAIT issues two separate series of Trust Units in which Participants may invest, referred to as the Diversified Portfolio and the Direct Government Obligation Portfolio (a "Portfolio" or the "Portfolios").

There are no minimum or maximum investments or limitations on redemptions for either Portfolio. Participants may invest any funds in their custody in either Portfolio. The Portfolios are operated according to investment and accounting standards which conform to the requirements of Rule 2a-7 under the 1940 Act for "money market" funds ("Rule 2a-7"). Only funds of Participants may be invested in IPAIT.

DIVERSIFIED PORTFOLIO - The Diversified Portfolio is a professionally managed portfolio of U.S. government and federal agency securities, collateralized certificates of deposit of Iowa financial institutions and collateralized perfected repurchase agreements as more fully described below. As required and defined by Rule 2a-7 all such securities have final maturities of no greater than 397 days, and the Portfolio maintains a maximum average dollar weighted maturity of 90 days or less.

DIRECT GOVERNMENT OBLIGATION PORTFOLIO - The Direct Government Obligation Portfolio is identical in every respect to the Diversified Portfolio except that it is invested exclusively in direct U.S. government obligations and repurchase agreements collateralized by direct U.S. government obligations as more fully described below. As required and defined by Rule 2a-7 all such securities have final maturities no greater than 397 days from the date of purchase and the Portfolio maintains a maximum average dollar weighted maturity of 90 days or less. Thus, Participants, which may be required or wish to confine their short-term investments to these types of instruments, may do so by investing in Direct Government Obligation Units.

AUTHORIZED INVESTMENTS

The objective of IPAIT, in offering the Diversified and Direct Government Obligation Portfolios, is to provide Participants with daily liquidity and the highest possible investment yield consistent with safety of principal and the maintenance of liquidity.

Subject to the specific investment restrictions of the Portfolios described herein, assets of IPAIT will only be invested in securities specifically permitted for Participants under Iowa law, as it now or in the future may exist, including the following types of securities and instruments ("Permitted Investments").

(1) Securities issued or guaranteed as to payment of principal and interest by the U.S. Government. These include, for example, Treasury bills, bonds and notes which are direct obligations of the U.S. Government ("U.S. Government Securities").


(2) Obligations issued or guaranteed as to payment of principal and interest by agencies or instrumentalities of the U.S. Government ("Federal Agency Securities"). Such agencies and instrumentalities include, for example, Federal Intermediate Credit Banks, Federal Home Loan Banks, the Federal National Mortgage Association, the Federal Home Loan Mortgage Company, and the Farmers Home Administration. Such securities will include those supported by the full faith and credit of the United States Treasury or the right of the agency or instrumentality to borrow from the Treasury, as well as those supported only by the credit of the issuing agency or instrumentality.


(3) Collateralized perfected repurchase agreements secured by securities in the immediately foregoing categories. A repurchase agreement involves the sale of such securities to IPAIT with the concurrent agreement of the seller to repurchase them at a specified time and price to yield an agreed upon rate of interest. The securities collateralizing the agreement are held in custody and are regularly verified by the IPAIT Custodian for the benefit of IPAIT and are maintained daily in an amount equal to at least 102 percent of the value of the repurchase agreement.

(4) Certificates of deposit ("CDs") in Iowa financial institutions. Each CD that IPAIT places with an Iowa institution on behalf of the Participants in IPAIT is insured by the FDIC for the first $100,000 of value. Under current law, amounts in excess of $100,000 in an Iowa institution are protected by the State of Iowa's sinking Fund for public deposits. Under current law, public funds on deposit with financial institutions must be collateralized under Iowa Code Section 12C.22.

Every Permitted Investment shall be purchased on a delivery versus payment ("DVP") basis. No other settlement procedure is allowed.

MAXIMUM CURRENT INCOME - Because of the participation of many Iowa municipalities, counties, city utilities and other Iowa governmental entities in IPAIT and the large pool of funds resulting therefrom, IPAIT can purchase securities in larger denominations, thereby improving yields and reducing transaction costs. IPAIT's size and experience will also permit the selection of securities maturing at various times which can enhance average portfolio yields. These strategies, implemented by a full-time professional portfolio manager, will maximize the current returns earned by IPAIT.

Generally, the yields on direct and guaranteed U.S. government obligations are lower than those on Federal Agency securities and other Permitted Investments. Thus, the returns earned by Participants that elect to invest in the Direct Government Obligation Portfolio may also be lower.

                          RISK AND MANAGEMENT OF RISK

While investments by IPAIT will be confined to the highest quality securities and instruments with varying maturities, the complete elimination of risk is not possible. It is possible that large redemptions of Trust Units in the Portfolios could necessitate the sale of some Portfolio investments prior to maturity at current market prices. If market values have declined, a reduction in Unit value could result at the time of redemption.

MANAGEMENT POLICIES AND PROCEDURES

Following are the fundamental management policies and procedures for IPAIT. All investments are maintained in separate IPAIT custodial accounts at Wells Fargo Bank, N.A., segregated by Portfolio on behalf of IPAIT Participants.

(1) IPAIT investment procedures require that each purchase or sale of a security be handled on a DVP basis. Funds for the purchase of an investment shall not be released to the seller until the security is delivered to the IPAIT Custodian. Conversely a sold security shall not be released to the buyer until funds for the purchase price of the security have been received by the IPAIT Custodian.

(2) IPAIT investment procedures prohibit "free delivery" transactions. The Custodian shall never release assets from the IPAIT custodial accounts until the funds for the investment are delivered. Prohibiting "free delivery" settlements precludes movement of IPAIT program investments or funds to a third party anywhere.

(3) Any material deviation (greater than 0.5 percent) from the amortized cost of investments shall be promptly reported by the Investment Adviser to the Board of Trustees. If such deviation exceeds 0.5 percent, the Investment Adviser will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Trust Unit based upon available market quotations.

(4) The frequent trading of securities, including day trading for the purpose of realizing short-term gains, the purchase and sale of futures and options to buy or sell authorized investments, reverse repurchase agreements and other similar speculative or derivative transactions are expressly prohibited.

(5) IPAIT may not make any investment other than Permitted Investments authorized by the provisions of the law applicable to the investment of funds by the Participants, as such laws may be amended from time to time.

(6) IPAIT may not purchase any Permitted Investment for the Diversified or Direct Government Obligation Portfolios which has a maturity date more than 397 days (as defined in 2a-7) from the date of purchase, unless subject to a perfected repurchase agreement, which such maturity shall be determined in accordance with Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

(7) IPAIT may not purchase any Permitted Investment if the effect of such purchase by IPAIT would be to make the average dollar weighted maturity of either the Diversified or Direct Obligation Portfolio greater than ninety
     (90) days; provided, however, that in making such determination, the maturity of a Permitted Investment shall be determined as set forth under 6 above.

(8) IPAIT may not borrow money or incur indebtedness whether or not the proceeds thereof are intended to be used to purchase Permitted Investments;

(9)  IPAIT may not make loans, provided that IPAIT may make Permitted
     Investments;

(10) IPAIT may not purchase securities or shares of investment companies or any entities similar to IPAIT.

The restrictions set forth above are fundamental to the operation and activities of IPAIT and may not be changed without the affirmative approval, in writing, of a majority of the Participants entitled to vote, except that such restrictions may be changed by the Trustees so as to make them more restrictive when necessary to conform the investment program and activities of IPAIT to the laws of the State of Iowa and the United States of America as they may from time to time be amended.

IPAIT may invest in Certificates of Deposit issued by Iowa financial institutions. The Trust's Investment Adviser provides a financial assessment of each nonrated IPAIT depository to the IPAIT Board of Trustees comparing that Depository's financial ratios to those of other Iowa and regional financial institutions whose securities are rated in the highest rating category for short-term debt obligations. Pursuant to this credit analysis, each IPAIT depository's Certificates of Deposit are deemed to be First Tier securities pursuant to Rule 2a-7 under the Investment Company Act of 1940 - as such they present minimal credit risk of default based upon the credit analysis. The IPAIT Board of Trustees has directed IPAIT's Investment Adviser to monitor the credit quality of all IPAIT depositories on an ongoing basis and to advise the Board of any deterioration of credit quality of any IPAIT depository relative to rated institutions. The State of Iowa maintains a sinking fund for public deposits to protect against the potential loss of funds by a public body with funds on deposit in an Iowa financial institution. The State of Iowa also has assessment procedures authorized to assess all Iowa depositories holding public funds for any losses experienced by an Iowa public body in excess of the State sinking fund in the event of an Iowa depository failure. There is no assurance that the State of Iowa's sinking fund for public deposits will be sufficient in case of bank failure.

In addition to the fundamental restrictions and procedures set forth above, as a condition of providing services to IPAIT, IPAIT presently requires that the IPAIT Custodian, the Investment Adviser, and the Administrator maintain fidelity and errors and omissions insurance coverage for IPAIT's benefit for all services provided to IPAIT.

MATURITY OF IPAIT INVESTMENTS

Each of the Portfolios strictly adheres to Iowa law and Rule 2a-7 for money market mutual funds, developed to minimize risk that the value of investments in a portfolio might vary. IPAIT's investment policy as set forth herein presently limits portfolio investments to the following:

     1. The remaining maturity of any individual investment may not exceed more than 397 days from the date of purchase, which such maturity shall be determined in accordance with Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

     2. The maximum dollar weighted average maturity of all IPAIT investments may not exceed 90 days;

     3. Investments are monitored daily by its Iowa-based Investment Adviser to assure that the value of each IPAIT investment does not materially deviate in value from its amortized cost.

MAINTENANCE OF LIQUIDITY

Investments in the Diversified and Direct Government Obligation Portfolios will generally be confined to securities maturing at various times within 397 days from the date of purchase as previously described. Because of their relatively short maturities, high quality, and minimal price fluctuations, ready markets will exist for liquidating all securities in which IPAIT will invest.

As a general policy, the Portfolios will hold investments until they mature. However, in an effort to increase yields, IPAIT may sell securities and realize capital gains when there are perceived disparities between maturities for various categories of investments. Summaries of all securities trades are regularly provided to the Board of Trustees by the Investment Adviser for review.

                       INVESTING IN IPAIT PORTFOLIO UNITS

To become a Participant in IPAIT, the public body must adopt the Form A resolution included in the Instructions and Application Form attached hereto, or otherwise provided by IPAIT. The resolution authorizes the public body to become a Participant, adopts the Declaration, and designates officials of the public body authorized to execute transactions with IPAIT. Following adoption of the resolution, the public body must complete and forward to the IPAIT Administrator, the investment trust application Form B along with the Form A and Form A Certificate. (See "Instructions and Application Form".)

Investments may be made in the Diversified or Direct Government Obligation Portfolio at the net asset value per Unit next determined after an investment order has been received. The net asset value of Portfolio Units is determined once daily at the close of the New York Stock Exchange (currently 3:00 p.m., Central Standard Time).

IPASONLINE - IPASonline is an internet-based participant accounting system available to IPAIT participants. IPASonline allows authorized officials to view balances, initiate transactions, view historical transactions and balances, access daily confirmations and monthly statements, view daily rates, and view account information. The system allows two different levels of authorized users, users that can view and initiate transactions and those that can view only. IPASonline also initiates an electronic notification to participants when confirmations and statements are available online through the system. The IPASonline system is an added medium of communication with the IPAIT participants in addition to the toll-free phone line.

INVESTMENTS BY BANK FUNDS TRANSFER - A Participant may authorize transfers to its IPAIT account(s) by means of the Automated Clearinghouse System ("ACH"), from the Participant's local bank to IPAIT. The Participant may also have its local bank wire federal funds directly to the Custodian.

A Participant has the ability to invest in a Portfolio by the following methods:

(1) An authorized official for the Participant may use IPASonline or telephone IPAIT at (800) 872-4024 and furnish the Participant's name, the name of the authorized official initiating the transaction, the customer identification number of the authorized official, the IPAIT account number and the amount being invested. A request for the IPAIT investment to be transferred by ACH, which will be effective the next business day, must be made by 3:00 p.m.

(2) To make an investment by wire transfer, to be effective the same business day, an authorized official may use IPASonline or telephone an IPAIT representative by 10:00 a.m., furnishing the information described above. The Participant must also instruct its local financial institution to wire funds to the IPAIT Custodian. Please contact your IPAIT representative at
    (800) 872-4024 for wire instructions.

(3) A Participant may invest in IPAIT Portfolio Units by issuing and mailing a check or other bank draft to Wells Fargo Bank, N.A., Iowa Public Agency Investment Trust, MAC N8200-034 666 Walnut Street, Des Moines, Iowa 50309. Until the check has cleared, the investment will not be completed or accepted, and no income will be earned or accrue.

INCOME DISTRIBUTIONS - Net income for each Portfolio of IPAIT is declared each business day for Participants of record immediately before 3:00 p.m. Central Standard Time. Income distributions are accrued to Participants' accounts daily and reinvested in additional Units monthly for compounded interest. Total distributions for each month are credited to Participants' accounts the first business day of the following month. Distributions are automatically reinvested in Portfolio Trust Units unless cash payment has been requested. Cash payments, if requested, will be made monthly. If a Participant redeems the entire amount in its account during the month, income distributions accrued to the account from the beginning of the month through the date of redemption are paid into the account at that time, so a complete liquidation can be facilitated.

                        REDEEMING IPAIT PORTFOLIO UNITS

PORTFOLIO WITHDRAWALS - Units may be redeemed on any day on which the New York Stock Exchange is open for trading, on which the Administrator computes the net asset value of the IPAIT Portfolios, and which is not a federal holiday or a holiday officially observed by commercial banks in Iowa. Units will be redeemed at the net asset value next determined after a withdrawal request in good order is received by the Administrator.

Proceeds from the redemption of Units will be transmitted to the Participant's local financial institution by means of the ACH system or by the Federal Reserve wire system. No charge will be made for the ACH transfer of the Participant's funds; however, local financial institutions may reserve the right to charge for an incoming wire transfer. Proceeds can also be liquidated through IPASonline or paid by check to the registered Participant and mailed to the Participant's address of record.

Proceeds from the redemption of Units, which have been paid for by check, may not be transmitted to the Participant's financial institution by wire for up to a maximum of seven days after the Bank has been informed that the Participant's check has cleared, but in no event for more than 15 days after the Units have been issued and outstanding. A Participant has the ability to redeem Units from either Portfolio by the following methods:

(1) An Authorized Official may redeem all or a portion of its Units by using IPASonline or telephoning (800) 872-4024 and furnishing the Participant's name, name of the authorized Official initiating the transaction, the customer identification number of the authorized official, IPAIT account number, and the amount to be redeemed, and the Participant's account number to which the funds are to be transferred. A request for the redemption proceeds to be transferred by the Automated Clearing House System (ACH) the next business day, must be made by 3:00 p.m. Proceeds may be directed through the Vendor Pay program directly to an authorized vendor (following the authorizing certificate and procedure described herein).

(2) To redeem all or a portion of its Units by IPASonline or wire transfer to be effective the same day, an IPAIT representative must be notified or IPASonline instructions sent by 10:00 a.m. by a Participant's Authorized Official. The Participant must instruct the IPAIT representative to wire funds to its local financial institution. The Participant must provide the wiring instructions, including the local financial institution name, the customer identification number, location, account number, and name and telephone number of a contact person at that financial institution.

(3) A Participant may redeem all or a portion of its Trust Units by instructing the Administrator by letter mailed to the following address: Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266-1461. This redemption request must be in good order, indicating the dollar amount or number of Trust Units to be redeemed, the method of redemption (i.e., ACH, check or wire) and signed by an Authorized Official of the public body.

VALUING IPAIT PORTFOLIO TRUST UNITS

The net asset value of Units is determined once each day, as of the close of the New York Stock Exchange (currently 3:00 p.m. Central Standard Time). Except for federal holidays, such other holidays that are officially observed by commercial banks in Iowa, and days on which no investments in or redemption of Units occur, the Administrator will compute the Portfolios' net asset value on each day the New York Stock Exchange is open for trading or when there is a sufficient volume of trading which might materially affect the net asset value of Portfolio securities. The net asset value of each Unit is computed by adding the value of all securities and other assets (including income receivable), subtracting liabilities (including accrued expenses) attributable to each Portfolio and dividing by the number of Units of each Portfolio outstanding.

The Administrator will compute the net asset value of Units for the Portfolios by using the amortized cost method for valuing securities. Under the amortized cost method, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight-line basis to maturity, regardless of fluctuating interest rates or the market value of the security. However, the Investment Adviser will establish procedures to stabilize the net asset value of Units at $l.00 per Unit. These procedures include a review by the Investment Adviser as to the extent of the deviation of net asset value based upon available market quotations from the Portfolio's $l.00 amortized cost per Unit. If such deviation exceeds $.005, the Investment Adviser will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Unit based upon available market quotations.

If, and only if, the Trustees, with the advice of the Investment Adviser, shall determine that the amortized cost method of determining the net asset value of Units no longer represents a fair method of valuation, the Trustees may either permit such net asset value to fluctuate or may reflect the fair value thereof in the number of Units allocated to each Participant.


PORTFOLIO MANAGEMENT - Subject to policies set by the Trustees, the Investment Adviser is authorized to determine, consistent with the IPAIT Investment objectives and policies, which securities will be purchased, sold and held by IPAIT. Most securities will be purchased on a principal basis directly from the issuer, from banks, underwriters, or market makers and, thus, will not involve payment of a brokerage commission. Such purchases may include a discount, concession or mark-up retained by an underwriter or dealer. The Investment Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities and is directed to use its best efforts to obtain the best available price and most favorable execution on brokerage transactions. Some of the transactions may be directed to brokers or dealers who furnish special research and statistical information or services rendered in the execution of ORDERS.

CALCULATING YIELD - The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Trust Unit for that 7-day period by the average daily net asset value per Unit for the same period. This return is then annualized by multiplying the result times 365. The yield for the 7-day period ended September 30, 2006 for the Diversified and Direct Government Obligation portfolios were 4.89 percent and 4.66 percent, respectively.

EXPENSES OF IPAIT - Until January 1, 2007, the Investment Adviser is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .12 percent for assets up to $100,000,000, .095 percent for assets greater than $100,000,000 and less than $250,000,000 and .07 percent for assets greater than $250,000,000.

Beginning January 1, 2007, the Investment Adviser is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of ..09 percent for assets up to $150,000,000, .07 percent for assets greater than $150,000,000 and less than $250,000,000 and .055 percent for assets greater than $250,000,000. A discussion regarding the basis for the Board of Trustees approving the Advisor Agreement with the Investment Advisor can be found in the Statement of Additional Information and IPAIT'S Annual and or Semi-Annual Reports as applicable.

Until January 1, 2007, the Administrator is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .13 percent for assets up to $100,000,000, .12 percent for assets greater than $100,000,000 and less than $250,000,000 and .100 percent for assets greater than $250,000,000. In addition, the Administrator is paid a monthly program support and development fee computed at an annual rate equal to .08 percent of combined average daily assets of the Portfolios.

Beginning January 1, 2007, the Administrator is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .10 percent for assets up to $150,000,000, .09 percent for assets greater than $150,000,000 and less than $250,000,000 and .075 percent for assets greater than $250,000,000. In addition, the Administrator is paid a monthly program support and development fee computed at an annual rate equal to .06 percent of combined average daily assets of the Portfolios.

Until January 1, 2007, pursuant to the Trust's Rule 12b-1 Plan, there is a fee computed at the annual rate of 0.100 percent of the average daily net assets of the Portfolios that is paid to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association pro rata share of the IPAIT average daily net assets until January 1, 2007.

Beginning January 1, 2007, pursuant to the Trust's Rule 12b-1 Plan, there is a fee computed at the annual rate of 0.075 percent of the average daily net assets of the Portfolios that is paid to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association pro rata share of the IPAIT average daily net assets beginning January 1, 2007.


This fee is paid for marketing and administrative services provided by the Sponsoring Associations to IPAIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.


Until January 1, 2007, the Custodian is paid an annual fee based upon average daily net assets for each Portfolio of 0.050 percent for assets up to $150,000,000, 0.045 percent for assets greater than $150,000,000 and less than $300,000,000 and 0.040 percent for assets greater than $300,000,000. Custodial fees are accrued daily and paid monthly.

Beginning January 1, 2007, the Custodian is paid an annual fee based upon average daily net assets for each Portfolio of 0.03 percent of combined average daily assets of the Portfolios. Custodial fees are accrued daily and paid monthly.


IPAIT also pays other fees and expenses incurred directly by IPAIT and its Trustees in connection with the discharge of their duties. These expenses include initial and ongoing legal and accounting fees, auditing fees, out-of-pocket expenses of Trustees and the cost of printing, mailing and other services performed independently by IPAIT. Other fees and expenses are accrued when paid or are accrued daily when, in the determination of the Board of Trustees, it is appropriate to do so. Historically, when it is prudent to accrue such fees and expenses, they have been accrued at the annual rate of 0.025 percent of average daily net assets. Expenses directly attributable to a Portfolio are accrued against the respective Portfolio. Expenses not attributable to a particular Portfolio ("general expenses") are allocated to the Portfolios pro rata based upon the relative net asset value of the Portfolios.


For the fiscal year ending June 30, 2006, total expenses of the Portfolios amounted to 0.49 percent and 0.51 percent, respectively, of the Diversified and Direct Government Obligation Portfolios' average daily net assets.


These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

TRUSTEES AND OFFICERS

The Board of Trustees has full and complete control over the business and assets of IPAIT, subject to the rights of IPAIT Participants as provided in the Declaration of Trust. Each Participant will be entitled to vote that number of Units it owns of record in both of the Portfolios as of the record date. The Board of Trustees is currently comprised of nine persons who are representative of the three types of Iowa public agencies (and the Sponsoring Associations - ILC, IAMU, and ISAC) that have historically participated in IPAIT with each group having three representatives. The qualifications for the Trustees require that the person be an "official" and employee with an Iowa public agency. To the extent that a vacancy occurs, the Board of Trustees will seek and nominate persons to fill the vacancy with a person associated with the group meeting the qualifications for the vacancy. Each Trustee serves a three-year term and three Trustees are reappointed or elected each year (one each from group). In addition, the Executive Directors of the Iowa Association of Municipal Utilities, the Iowa League of Cities, and the Iowa State Association of Counties serve as ex officio nonvoting members of the Board of Trustees and, pursuant to the Bylaws, may from time to time serve as secretary and treasurer for the Board. The names, affiliations and positions of the Board members are set forth below:


NAME                   AFFILIATION                                  POSITION
Thomas Bredeweg        Executive Director, ILC                      Treasurer, Ex Officio Trustee
Tom Hanafan            Mayor, Council Bluffs                        Chair, Trustee
Robert Haug            Executive Director, IAMU                     Secretary, Ex Officio Trustee
Don Kerker             Director of Finance, Muscatine
                         Power and Water                            Trustee
Dianne Kiefer          Treasurer, Wapello County                    First Vice Chair, Trustee
Floyd Magnusson        Supervisor, Webster County                   Trustee
Craig Hall             Manager, Brooklyn Municipal Utilities        Trustee
Richard Heidloff       Lyon County Treasurer                        Trustee
William Peterson       Executive Director, ISAC                     Asst. Secretary, Ex Officio Trustee
Leon Rodas             General Manager, Spencer Municipal Utility   Second Vice Chair, Trustee
Jody Smith             Director of Admin Services, West Des Moines  Trustee
Susan Vavroch          Treasurer, City of Cedar Rapids              Trustee
Jeff Lorenzen          WB Capital Management                        Chief Executive Officer
Amy Mitchell           WB Capital Management                        Chief Financial Officer
Vera Lichtenberger     WB Capital Management                        Chief Compliance Officer

Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. In their capacity as Trustees, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants. The officers of IPAIT are the Chair, Vice Chair, Second Vice Chair, Chief Executive Officer, Secretary, Assistant Secretary, Treasurer, Chief Financial Officer and Chief Compliance Officer, All officers except the Chief Executive Officer, Chief Financial Officer and the Chief Compliance Officer serve on an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees, except that the Executive Committee cannot create a new Portfolio or a series of units or change investment policies. The Executive Committee serves as the Audit Committee, with the inclusion of a trustee designated as the financial expert, who may be an additional member of the Audit Committee.


If, at any time after election to the Board of Trustees, a Trustee is associated with a city utility, county or city which ceases to be a Participant, such Trustee must resign.

No Trustee (whether voting or nonvoting) of IPAIT will receive any compensation from IPAIT, the Administrator, Investment Adviser or Custodian for his or her services. IPAIT will reimburse the Trustees for their reasonable expenses incurred on behalf of IPAIT.

IPAIT refers to the Trustees in their capacity collectively as Trustees and not individually or personally. All persons dealing with IPAIT must look solely to IPAIT assets for the enforcement of claims against IPAIT. The Trustees, officers and Participants do not assume any liability for obligations entered into on behalf of IPAIT.

The Joint Powers Agreement and Declaration of Trust shall not create any right, title, privilege or entitlement in any person, corporation or other legal entity except a Participant and a Person that has a direct and written contract with IPAIT. The terms and conditions of the Declaration of Trust are not intended to and shall not be construed to create any cause of action, legal or equitable, in any Person against the Participants, Trustees, officers, employees, Sponsoring Associations or agents of IPAIT, except as is provided by specific language in the Declaration or by specific language in written agreements or contracts entered into by the Trustees in implementing IPAIT. It is not intended and the terms of the Declaration shall not be construed so that any breach thereof by Participants, Trustees, officers, employees or agents of IPAIT creates an action at common law, tort, contract or otherwise. A Trustee is not personally liable for a claim based upon an act or omission of the Trustee performed in the discharge of the Trustee's duties, except for acts or omissions which involve intentional misconduct or knowing violation of the law or for a transaction from which the Trustee derives an improper personal benefit. The Trustees are responsible for the management of IPAIT, the conduct of its affairs, and the management and distribution of IPAIT assets. Consistent with their responsibility, the Trustees have appointed an Investment Adviser, an Administrator and Custodian and have assigned to them such duties as the Trustees have deemed appropriate with regard to the investment, administration, record keeping and custody of monies and investments of IPAIT.

THE INVESTMENT ADVISER


WB Capital Management, Inc. (WB), 1415 28th Street, Suite 200, West Des Moines, Iowa 50266-1461, an Investment Adviser registered under the Investment Advisers Act of 1940, serves as the IPAIT Investment Adviser, pursuant to an Investment Adviser Agreement. WB was organized in 1982 under the name Investors Management Group, Ltd. It changed its name to WB Capital Management, Inc. on October 1, 2006. WB is a wholly owned subsidiary of West Bancorporation Inc., a bank holding company which also owns West Bank, an Iowa chartered bank. Since 1982, the WB's principal business has been providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, individuals and others. As of October 1, 2006, WB had approximately $4.6 billion in equity, fixed income and money market assets under management. The day-to-day management of the IPAIT portfolios is performed by WB's fixed income management team.


The Investment Adviser furnishes IPAIT with advice with respect to IPAIT operations and the investment of its assets subject to and in conformance with the Declaration of Trust and the policies adopted by the Board of Trustees. The IPAIT agreement with the Investment Adviser is approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty.

THE ADMINISTRATOR


WB also serves as the IPAIT Administrator, pursuant to an Administrator Agreement. The Administrator supervises all aspects of IPAIT's operations, other than those managed by IPAIT's Investment Adviser pursuant to the Investment Adviser Agreement (discussed above); acts in conformity with the Declaration of Trust and policies adopted by the Board of Trustees; determines and allocates the income of IPAIT; provides daily account services to Participants; provides all participant transaction confirmations and monthly account summaries; records all telephone calls with participants to confirm transaction details; facilitates and processes all movement of monies between IPAIT and the Participant's accounts at the Participant's local financial institutions; verifies that each transaction is initiated by an authorized representative of the Participant and, utilizing bank and trust procedures, follows procedures that assures that all IPAIT or Participant funds be moved only within a "closed system" between the Participant's preauthorized local account and the Participant's IPAIT account (except those funds which are directed by Participant to be sent to vendors under the Vendor Pay program) and assure that all monies received from or on behalf of Participants are fully collected and available; provides administrative personnel and equipment to IPAIT; determines the net asset value of IPAIT on a daily basis; provides program support and development; and performs all related administrative services for IPAIT. The IPAIT Administrator Agreement is approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty.

For the fiscal year ended June 30, 2006, fees paid by the Diversified and Direct Government Obligation Portfolios to WB for investment advisory and administration services fees amounted to $721,082 and $52,748, respectively, or approximately 0.31 percent and 0.33 percent, respectively, of the Fund's average net assets.


THE CUSTODIAN

Wells Fargo Bank, N.A., 666 Walnut, P.O. Box 837, MAC N8200-034, Des Moines, Iowa 50304-0837, acts as Custodian for IPAIT pursuant to a Custodian Agreement. The Custodian will hold in a separate account all investment instruments and monies, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of IPAIT into the Custodian's name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of IPAIT. All IPAIT security transactions are handled on the basis of delivery versus payment of the custodian or its nominee or nominees. IPAIT's agreement with the Custodian is approved annually, is not assignable, and is cancelable on 60 days notice by either party without penalty.


 DISTRIBUTION


The Trust has adopted a Rule 12b-1 Plan ("Plan") which permits the Trust to pay certain distribution related expenses for the sale and distribution of its Units. Because the fees are paid out of the Trust assets on an ongoing basis, over time these fees will increase the costs of your investment. Under the Plan, until December 31, 2006 the Trust pays the Sponsoring Associations a fee at the annual rate of .10 percent of average annual net assets for providing to the Trust marketing assistance and various administrative services., including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, and providing marketing assistance. Commencing January 1, 2007, the 12b-1 fee will be .075%. The Sponsoring Associations were instrumental in the establishment of the Trust which was and is intended to assist Iowa public agencies in cash management thereby lessening the burdens of government. The Executive Directors of the Sponsoring Associations serve as officers and members of the Executive Committee of IPAIT. The Plan is approved annually by the Trustees only after careful consideration of whether there is a reasonable likelihood that the Plan will benefit the Trust and the Participants.


TAXES

Counsel for IPAIT is of the opinion that IPAIT is not subject to Federal or Iowa income tax and that distributions received by Participants are not taxable to them.

REPORTS TO PARTICIPANTS


Participants receive a daily confirmation of all transactions processed. Participants will receive a monthly statement summarizing all activity on each account opened with IPAIT. This statement will include a list of all investments currently held by IPAIT for the Participant. In addition, Participants will be provided monthly performance information illustrating historical investment performance and yield. IPAIT will issue unaudited semi-annual reports which will include a list of securities owned by IPAIT and complete financial statements. It will also issue an annual report containing a financial report audited by the IPAIT independent registered public accounting firm, KPMG LLP.


DECLARATION OF TRUST


IPAIT was established as of October 1, 1987, as a common law trust under the laws of the State of Iowa by the adoption and execution of a Joint Powers Agreement and Declaration of Trust by the Maquoketa Municipal Electric Utility, Buchanan County, and the City of Fairfield. Additional Iowa cities, counties, city utilities and the other eligible participants (including 28E organizations) may become Participants in the manner described in this Information Statement. The Joint Powers Agreement and Declaration of Trust was amended on August 1, 1988 and May 1, 1993, and restated as of September 1, 2005.


Each potential Participant is given a copy of the Declaration before it becomes a Participant. The summary of the Declaration given herein is qualified in its entirety by reference to the full text of the Declaration.

DESCRIPTION OF TRUST UNITS - The Declaration authorizes an unlimited number of full and fractional Trust Units which may be issued in series. All Trust Units of each series participate equally in the allocation of distributions and have equal liquidation and other rights pertaining to that series. The Trust Units have no conversion, exchange or preemptive rights.

Because IPAIT is registered under the 40 Act, the Board of Trustees has determined that each Participant shall have the right to vote on a one vote per Unit basis. Election of Trustees requires as to each Trustee, the affirmative vote of a plurality of the combined Units of the Direct Government Obligation Portfolio and the Diversified Portfolio voting at the meeting. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot. If submitted to Participants, the ratification of the selection of IPAIT's auditors requires the affirmative vote of a majority of the combined outstanding Units of the Portfolios voting at the meeting. If submitted to Participants, the approval of the Advisor Agreement with respect to each Portfolio requires the approval of a majority of the outstanding Units of each of the Portfolios voting separately at the meeting. If submitted to Participants the approval of the Rule 12b-1 Plan as to each Portfolio, also requires the approval of a majority of the outstanding Units of each of the Portfolios voting separately at the meeting. Further, if submitted to Participants, the approval of a change in the fundamental investment policy of a Portfolio also requires the approval of a majority of the outstanding Units of each of the Portfolios voting separately at the meeting. At such meetings of Participants a quorum is based on the total number Units outstanding held by Participants that are represented in person or by proxy. A quorum requires a majority of the Units of the combined Diversified Portfolio and the Direct Government Obligation Portfolio to be present, in person or by proxy.


PARTICIPANT LIABILITY - The Declaration provides that Participants will not be subject to any liability whatsoever in tort, contract or otherwise to any other person or persons in connection with IPAIT property or the affairs of IPAIT. Any Participant made a party to any suit or proceedings to assert or enforce any such liability shall not on account thereof be held to any personal liability.

TERMINATION OF THE DECLARATION OF TRUST - IPAIT may be terminated by the affirmative vote of a majority of Participants entitled to vote at any meeting of Participants or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by not less than a majority of the Participants entitled to vote.

AMENDMENT OF THE DECLARATION OF TRUST - The Declaration may be amended at any meeting of Participants or by an instrument or instruments in writing, by the affirmative vote or signed approval of a majority of the Participants. The Trustees, from time to time, by a two-thirds vote of the Trustees and after 15 days prior written notice to the Participants, may amend the Declaration without the vote or consent of the Participants, to the extent they deem necessary to conform the Declaration to the requirements of applicable laws or regulations, or any interpretation thereof by a court or other governmental agency; but the Trustees shall not be liable for failing to do so.

WITHDRAWAL - A Participant may withdraw from IPAIT at any time by notifying the Trustees as specified in the Declaration.

DEFINITIONS - Unless otherwise expressly defined herein, words that are capitalized in this Information Statement have the meaning defined in the Joint Powers Agreement and Declaration of Trust.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, 2500 Ruan Center, Des Moines, Iowa 50309, serves as the IPAIT Independent Registered Public Accounting Firm.


DOCUMENT COPIES


Copies of the Joint Powers Agreement and Declaration of Trust, the Administrator Agreement, the Investment Adviser Agreement and the Custodian Agreement can be obtained from WB Capital Management, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266-1461.

                       IOWA PUBLIC AGENCY INVESTMENT TRUST

                       STATEMENT OF ADDITIONAL INFORMATION



                                October 30, 2006


                                Table of Contents


                                                            Page

        Fund History.........................................1
        Investment Objectives, Policies and Restrictions.....1
        Trustees and Executive Officers......................4
        Compensation Table...................................5
        Investment Advisory and Other Services...............6
        Distribution Plan....................................9
        Portfolio Transactions and Brokerage Allocations....10
        Trust Units and Control.............................11
        Net Asset Value and Public Offering Price...........11
        Purchase and Redemption.............................12
        Financial Statements................................12
        Independent Auditors................................12


This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Information Statement dated October 30, 2006, and should be read in conjunction therewith. A copy of the Information Statement may be obtained from the Iowa Public Agency Investment Trust, 1415 28th St., Suite 200, West Des Moines, Iowa 50266-1461.



FUND HISTORY
IPAIT has been established under Iowa law pursuant to Iowa Code Chapter 28E and Sections 331.555 and 384.21, which authorize Iowa cities, counties, city utilities, and other eligible participants to jointly invest monies pursuant to a joint investment agreement. IPAIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Public Agency Investment Trust as of October 1, 1987 and amended as of August 1, 1988, May 1, 1993, and September 1, 2005, (the "Declaration"). Iowa Code permits judicial districts and rural water districts to participate in a joint investment agreement, and such entities are authorized to participate in IPAIT upon the approval of the Board of Trustees. A city, city utility, or county which is, respectively, a member of the Iowa League of Cities, the Iowa Association of Municipal Utilities, or the Iowa State Association of Counties (the "Sponsoring Associations") or other eligible participants can become a Participant in IPAIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266. (See "Instructions and Application Form").

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS
The interests of beneficial interest ("Trust Units") in Iowa Public Agency Investment Trust ("IPAIT" or the "Trust") are offered in series. This Statement of Additional Information only relates to the two series designated Diversified Portfolio and Direct Government Obligations Portfolio (sometimes referred to herein as a "Portfolio" or, collectively, as the "Portfolios"). The investment objectives and policies of the Portfolios are set forth in the Information Statement. Certain additional investment information is set forth below.

INVESTMENT RESTRICTIONS
The Trust's Portfolios are available for investment only by Iowa public agencies pursuant to Iowa Code chapter 28E and sections 12B.10, 331.555 and 384.21. As a result, the Trust is only permitted to invest in securities which such public agencies are permitted to invest in under Iowa law as it presently exists or as it may be amended in the future.

In addition to the investment objectives and policies set forth in the Information Statement, each of the Portfolios is subject to certain investment restrictions, as set forth below, which may not be changed without the vote of a majority of the Participants in a Portfolio. "Majority," as used in the Information Statement and in this Statement of Additional Information, means the lesser of (a) 67 percent of the Trust's or a Portfolio's outstanding Trust Units voting at a meeting of Participants at which more than 50 percent of the outstanding Trust Units are represented in person or by proxy or (b) a majority of the Trust's or a Portfolio's outstanding Trust Units.

Unless otherwise specified below, none of the Portfolios will:

                1. Invest more than 5 percent of the value of their total assets in the securities of any one federally insured Iowa depository institution (other than securities of the U.S. government or its agencies or instrumentalities).

                2. Invest 25 percent or more of the value of their total assets in the securities of issuers conducting their principal business activities in any one industry, including financial institutions. This restriction does not apply to securities of the U.S. government or its agencies and instrumentalities and repurchase agreements relating thereto.

                3. Issue any senior securities (as defined in the Investment
                   Company Act of 1940, as amended).

                4. Mortgage, pledge or hypothecate their assets.

                5. Make short sales of securities or maintain a short position.

                6. Purchase any securities on margin.

                7. Write, purchase or sell puts, calls or combinations thereof.

                8. Purchase or sell real estate or real estate mortgage loans.

                9. Purchase or sell commodity contracts, including futures contracts.

               10. Borrow or make loans, provided that IPAIT may make Permitted
                   Investments.

               11. Invest in restricted securities or invest more than 10 percent of the Portfolio's net assets in repurchase agreements with a maturity of more than seven days, and other illiquid assets, such as securities with no readily available market quotation.

               12. Underwrite the securities of other issuers.

               13. Invest in any securities in contravention of the provisions of Rule 2a-7 of the Investment Company Act of 1940 as it presently exists or as it may hereafter be amended.


The Trust may invest Portfolio assets pursuant to the maximum extent possible by Iowa law governing investments by public agencies and Rule 2a-7 and any change in the restrictions of Iowa law governing investments by public agencies and Rule 2a-7 shall be deemed to be adopted by the Trust, and such change shall not require the approval of Participants.


Any investment restriction or limitation referred to above or in the Information Statement which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

OTHER POLICIES -- NONFUNDAMENTAL

In addition to the above investment restrictions and those fundamental policies set forth in the Information Statement, the Board of Trustees has adopted other policies set forth below which are nonfundamental and can be changed without Participant approval.

The Fundamental and Nonfundamental Investment Policies of the Trust shall apply to all funds invested on behalf of Participants accounted for in the Trust's financial statements. Each investment made pursuant to this Investment Policy must be authorized by applicable law and this written Investment Policy. These policies are intended to comply with Iowa Code Chapter 12B.

Upon passage and upon future amendment, if any, copies of this Investment Policy shall be delivered to all of the following:

     1. The IPAIT Board of Trustees.

     2. All IPAIT depository institutions or fiduciaries.

     3. The auditor engaged to audit any fund of IPAIT.

DELEGATION OF AUTHORITY

The responsibility for conducting IPAIT investment transactions resides with the IPAIT Board of Trustees. Certain responsibilities have been delegated to the Executive Committee, the Adviser, Administrator, and the Custodian (the "Service Providers") pursuant to the Advisor Agreement, Administrator Agreement and the Custodian Agreement with amendments as may be adopted from time to time and the current Information Statement (the "Documents").

Each Service Provider shall individually notify the IPAIT Board of Trustees in writing within thirty days of receipt of all communication from the auditor of any Service Provider or any regulatory authority of the existence of a material weakness in internal control structure of the Service Provider or regulatory orders or sanctions regarding the type of services being provided to IPAIT by the Service Provider.

The records of investment transactions made by or on behalf of IPAIT are public records and are the property of IPAIT whether in the custody of IPAIT or in the custody of a fiduciary or other third party.

OBJECTIVES OF INVESTMENT POLICY

The primary objectives, in order of priority, of all investment activities involving the financial assets of IPAIT shall be the following:

    1. SAFETY: Safety and preservation of principal in the overall portfolio is the foremost investment objective.

    2. LIQUIDITY: Maintaining the necessary liquidity to match expected liabilities is the second investment objective.

    3. RETURN: Obtaining a reasonable return is the third investment objective.

PRUDENCE

The Board of Trustees, when providing for the investment or deposits of public funds in the IPAIT program, shall exercise the care, skill, prudence and diligence under the circumstances then prevailing that a person acting in a like capacity and familiar with such matters would use to attain the investment objectives.

OTHER PROHIBITED INVESTMENT PRACTICES

At no time will IPAIT invest pursuant to a contract providing for the compensation of an agent or fiduciary based upon the performance of the invested assets. Furthermore, if a fiduciary or other third party with custody of public investment transaction records of IPAIT fails to produce records when requested by IPAIT or its agent within a reasonable time, IPAIT shall make no new investment with or through the fiduciary or third party and shall not renew maturing investments with or through the fiduciary or third party.

SAFEKEEPING AND CUSTODY

All invested assets of Participants in the Portfolios, or in the Fixed Term Program, shall be held in accordance with the Custodian Agreement.

All invested assets eligible for physical delivery shall be secured by having them held at a third party custodian. All purchased investments shall be held pursuant to a written third party custodial agreement requiring delivery versus payment. No assets may be delivered out of the IPAIT account without full payment (no "free deliveries" shall be permitted).

REPORTING

The Service Providers shall submit all reports required in the Documents.

TRUSTEES AND EXECUTIVE OFFICERS


The operations of the Trust are governed by a Board of Trustees ("Board of Trustees") and various officers elected from time to time. The Trustees are elected at special or annual meetings of IPAIT, pursuant to the call of the Board of Trustees. Each Participant is entitled to vote that number of Units it owns of record in both of the Portfolios as of the record date.

The Board is comprised of nine persons who are representative of the three types of Iowa public agencies (and their associations - ILC, IAMU, and ISAC) that have historically participated in IPAIT - Iowa counties, cities (municipalities), and municipal utilities, with each group having three representatives. The qualifications for the Trustees require that the person be an "official" and employee with an Iowa public agency. To the extent that a vacancy occurs, the Board will seek and nominate persons to fill the vacancy with a person associated with the group meeting the qualifications for the vacancy. Each Trustee serves a three-year term and three Trustees are reappointed or elected each year (one each from group). The Trustees were last elected by the Participants at a meeting of the Participants held on August 30, 2006.

Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. In their capacity as Trustees, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants. The officers of IPAIT are the Chair, Vice Chair, Second Vice Chair, Secretary, Assistant Secretary, Treasurer, CEO, CFO and CCO., which serve as an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees except that the Executive Committee cannot create a new Portfolio or a series of units or change investment policies, approve the investment agreement or take any other action that the Investment Compnay Act of 1940 requires the Board to approve. The Executive Committee meets with the auditors and makes recommendations to the full Board of Trustees with respect their engagement and or retention. The Executive Committee meets as needed and met one time during the last fiscal year.The names, addresses, principal occupations during the past five years and public directorships of the Trustees and executive officers of the Trust are:


TRUSTEES:

========== ============= ======== ====== ======= ============ ========= =============
                                                               NUMBER
                                          LENGTH   PRINCIPAL     OF
                         POSITION           OF     OCCUPATION PORTFOLIOS
                           HELD    TERM    TIME     DURING     OVERSEEN
                           WITH     OF    SERVED   PAST FIVE      BY       OUTSIDE
    NAME      ADDRESS     IPAIT   OFFICE  SINCE      YEARS     TRUSTEE  DIRECTORSHIPS
========== ============= ======== ====== ======= ============ ========= =============
Thomas     209 Pearl     Trustee,  Term   Since     Council       2         None
Hanafan    Street         Chair   Ending  1992      Bluffs
Age 57     Council                 2009             Mayor
           Bluffs, IA
           51503
---------- ------------- -------- ------ ------- ------------ --------- -----------
Richard    206 S Second  Trustee   Term   Since      Lyon         2         None
Heidloff   Ave Rock               ending  2006      County
Age 61     Rapids, Iowa           2008             Treasurer
           51246
---------- ------------- -------- ------ ------- ------------ --------- -----------
                                                  Director,
                                                  Finance &
Donald     3205 Cedar             Term            Administrative  2
Kerker     Street        Trustee  Ending Since    Services,                None
Age 55     Muscatine,             2008    1999    Muscatine
           IA  52761                              Power and
                                                    Water
---------- ------------- -------- ------ ------- ------------ --------- -----------
                                                   Wapello
                                                   County
           101 W. Fourth                          Treasurer
Dianne     Street        Trustee, Term    Since    College
Kiefer     Ottumwa, IA   Vice-    Ending  2000    Instructor,    2         None
Age 56     52501         Chair    2007              Buena
                                                    Vista
                                                  University
---------- ------------- -------- ------ ------- ------------ --------- -----------
           703 Central
Floyd      Avenue                 Term    Since    Webster
Magnusson  Fort Dodge,   Trustee  Ending  2000     County        2         None
Age 79     IA  50501              2009           Supervisor
---------- ------------- -------- ------ ------- ------------ --------- -----------
           138 Jackson                            Manager,
Craig      Street                 Term    Since   Brooklyn
Hall       Brooklyn, IA  Trustee  Ending  2004    Municipal      2         None
Age 54     52211                  2007            Utilities
---------- ------------- -------- ------ ------- ------------ --------- -----------
           712 North
           Grand         Trustee,                  General
Leon Rodas P.O. Box      2nd      Term    Since    Manager,
Age 54     222           Vice-    Ending  2003     Spencer       2         None
           Spencer, IA   Chair    2009            Municipal
           51301                                   Utility
---------- ------------- -------- ------ ------- ------------ --------- -----------
                                                  Director
           P.O. Box                                  of
Jody       65320                  Term          Administrative   2
Smith      West Des      Trustee  Ending  Since  Services/City             None
Age 53     Moines, IA             2007    1994     Clerk,
           50265                                  West Des
                                                   Moines
---------- ------------- -------- ------ ------- ------------ --------- -----------
Susan      50 Second     Trustee  Term    Since      Cedar       2         None
Vavroch    Ave.                   Ending  2003       Rapids
Age 47     Bridge                 2008               City
           Cedar                                   Treasurer
           Rapids,  IA
           52401
========== ============= ======== ====== ======= ============ ========= ===========


   OFFICERS

================ ================ ============ ======== ================
                                               LENGTH
                                                 OF         PRINCIPAL
                                   POSITION     TIME       OCCUPATION
                                   HELD WITH    SERVED     DURING PAST
     NAME            ADDRESS         IPAIT      SINCE      FIVE YEARS
================ ================ ============ ======== ================
Thomas           317 Sixth           PAIT       Since    Iowa League of
Bredeweg         Avenue, St.       Treasurer    1992        Cities
Age 58           1400                                      Executive
                 Des Moines,                               Director
                 IA  50309
---------------- ---------------- ------------ -------- ----------------
William          501 SW Seventh      IPAIT     Since       Iowa State
Peterson         St, Ste Q         Assistant   1994       Association of
Age 55           Des Moines,       Secretary               Counties
                 IA  50309                                 Executive
                                                            Director
---------------- ---------------- ------------ -------- ----------------
                                                             Iowa
                 1735 NE 70th                           Association of
Robert           Avenue              IPAIT     Since       Municipal
Haug             Ankeny, IA        Secretary    1986       Utilities
Age 58           50021                                     Executive
                                                           Director
---------------- ---------------- ------------ -------- ----------------
                 1415  28th
                 Street,
Jeff Lorenzen    Suite 200           Chief     Since
Age 41           West Des          Executive    2005      WB Capital
                 Moines, IA         Officer
                 50266
---------------- ---------------- ------------ -------- ----------------
                 1415  28th
                 Street,
Amy Mitchell     Suite 200           Chief     Since
Age 37           West Des          Financial    2000      WB Capital
                 Moines, IA         Officer
                 50266
---------------- ---------------- ------------ -------- ----------------
Vera             1415 28th           Chief     Since      WB Capital,
                 Street,          Compliance    2004       attorney
                 Suite 200          Officer
Lichtenberger    West Des
Age 55           Moines, IA
                 50266
================ ================ ============ ======== ================


The Board of Trustees does not include any person who is deemed to be an "interested person" as defined in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act"). Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. No Trustees own or are they permitted to own any units of IPAIT.

 COMPENSATION TABLE

All of the Trustees of the Trust are public officials and no Trustee receives compensation from the Trust for their service as Trustees except for reasonable travel expenses incurred in attending meetings.

CODE OF ETHICS

IPAIT and the Adviser have adopted codes of ethics this under Rule 17j-1 under the 1940 Act. These codes of ethics permit personnel to invest in securities, including securities that may be purchased and held by IPAIT, subject to certain restrictions.

INVESTMENT ADVISORY AND OTHER SERVICES

General


WB Capital Management Inc. ("WB"), manages the investments and business affairs of the Trust. WB is a wholly owned subsidiary of Westbancorporation Inc., a bank holding company which also owns West Bank, an Iowa chartered bank. WB was organized in 1982 under the name Investors Management Group, Ltd. It changed its name to WB Capital Management, Inc. effective October 1, 2006. WB is located at 1415 28th St., Suite 200, West Des Moines, Iowa 50266. WB's principal business is providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, other mutual funds, individuals and others. As of October 1, 2006, WB had over $4 billion in equity, fixed income and money market assets under management.


The Advisor Agreement


WB acts and will act as the investment adviser to the Trust under an Advisor Agreement (the "Current Advisor Agreement") that was effective on January 1, 2006 and new agreement that will be effective on January 1, 2007 (the new agreement referred to as the "New Advisor Agreement" and the agreements collectively referred to as the "Advisor Agreement") . The Current Advisor Agreement was last approved by the Participants on December 9, 2005 and was approved and continued by the Board of Trustees on August 30, 2006 for the remainder of 2006. On October 25, 2006, the Board of Trustee approved the New Advisor Agreement effective as of January 1, 2007 which is identical to the Current Advisor Agreement in all respects except that WB's fee was reduced and revised and the term was restated to end on December 31, 2009.

WB has served as the investment adviser to IPAIT since its inception.

In approving the Advisor Agreement at the Board of Trustees meetings on August 30, 2006 and October 25, 2006 meetings , the Board of Trustees reviewed a wide array of information provided by WB about the quality and nature of WB's services, including the qualification and experience of WB investment management and administrative staff, IPAIT's investment performance compared to other similar funds, data regarding the investment advisory fees, other administrative fees and overall fees paid by IPAIT compared to other comparable investment alternatives and other comparable public fund pools in other states. The Board also considered fees charged by the Adviser for investment management of registered money market funds, other mutual funds and separate accounts and that noted that the fees proposed under the New Advisor Agreement were reduced substantially over the current fees. The fee schedule for the New Agreemeent is provided below.

With respect to the quality and nature of WB's services, a complete overview of the education and experience of WB's principal employees and compliance personnel was provided by WB.

With respect to the performance of the DGO and Diversified Portfolios, the information provided demonstrated that both Portfolios performed better than the benchmark indices against which they were compared for the period from July 2005 through June of 2006. This included comparisons of performance against the iMoneyNet Money Fund Report US Government and Agency Fund Index for the Diversified Fund and the iMoneyNet Money Fund Report US Treasury and Repo Fund Index for the DGO Fund. iMoney Net is a national nonprofit organization that compiles and publishes yield and operating data on mutual funds.

With respect to the advisory and other fees paid by IPAIT to WB and its other service providers, information was provided that compared IPAIT fees against similar registered money market funds and non-registered public funds programs operated in other states that had similar characteristics. Based on information provided the average total fees for funds comparable to IPAIT were .33 basis points (compared to 49 basis points (.49 %) for Diversified and 51 basis points (.51%) for DGO) for the previous year, however it was noted that some of the other funds used for comparison purposes did not include custodian fees or other expenses.

With respect to the profitability of the Adviser, information was provided that reviewed the profitability of WB from 2001 -2006. This information showed that revenue from the investment advisory activities of WB had steadily declined and that expenses were greater in 2005 than in 2001. As a result, profit margin had been substantially reduced.

For 2005 the Diversified Portfolio and the DGO Portfolio paid WB:

        Until October 31, 2005, 15 basis points (.15%) for assets under $150 million declining to 8 basis points (.08%) for assets over $300 million and in 2004 the new fee was 12 basis points (.12%) for assets under $150 million declining to 7 basis points (.07%) for assets over $250 million.

         Beginning November 1, 2005, following a voluntary fee reduction, 12 basis points (.12 %) for assets up to $100,000,000, 9.5 basis points (.095%) for assets greater than $100,000,000 and less than $250,000,000 and 7 basis points (.07%) for assets greater than $250,000,000.

Information was also provided comparing total fees and advisory fees of similar programs operated in other states. These programs are not registered with the SEC and have slightly different characteristics. The information about these programs indicated that the fees proposed to IPAIT by WB for advisory and administration were lower than the fees paid by these programs.

After consideration of this information, the Board of Trustees concluded that the compensation payable under the Advisor Agreement was fair and reasonable with respect to each of the Direct Government Obligation Portfolio and the Diversified Portfolio and their unit holders in light of the services to be provided and that the Advisor Agreement between IPAIT and WB be approved.

Term: The New Advisor Agreement is effective for the period January 1, 2007 through December 31, 2009, subject to annual approval of the Board of Trustees as required by the 40 Act and the right of the Board of Trustees to terminate the agreement at anytime on 60 days prior notice. The Advisor agreement terminates automatically in the event of its assignment.

Duties: WB shall continuously supervise IPAIT's investment program and determine what investments shall be purchased or sold and place all orders for the purchase and sale of investments. WB shall also attend all meetings of the Participants and Trustees and assist with or conduct workshops and other informational meetings organized or sponsored by IPAIT. WB will furnish information to the Board of Trustees as they may require and evaluate performance of the IPAIT's various service providers. WB will directly consult with Participants and provide advice to them regarding their cash management programs. WB also is responsible for monitoring compliance with the amortized cost method of valuing IPAIT's assets (Rule 2a-7) and also complying with laws and regulations applicable to IPAIT. WB also provides program support and support services including the services of a representative that works directly with participants and who provides annual and quarterly reports to the Trustees regarding these activities as well as recommendations for other services.



Compensation:


Until January 1, 2007, WB is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .12 percent for assets up to $100,000,000, .095 percent for assets greater than $100,000,000 and less than $250,000,000 and .07 percent for assets greater than $250,000,000.

Beginning January 1, 2007, WB is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .09 percent for assets up to $150,000,000, .07 percent for assets greater than $150,000,000 and less than $250,000,000 and .055 percent for assets greater than $250,000,000.

Expenses: WB pays various expenses from its fees in connection with its services to IPAIT. These include printing and postage costs of the Information Statement, proxy material and reports sent to Participants. In addition WB pays for administrative costs of IPAIT associated with its performance under the agreement. IPAIT pays for all other costs and expenses including interest and taxes, brokerage commissions, compensation, if any, of Trustees, legal audit and accounting expenses, custodian charges, insurance, meeting expenses, other operations expenses directly incurred by IPAIT and authorized by the Board of Trustees and other non reoccurring expenses, including obligations to indemnify the Trustees.

Indemnity and Limitations of Liability: IPAIT does not indemnify or hold harmless WB for any acts or liabilities. WB indemnifies and holds harmless IPAIT against damages, claims, liability, and costs, including attorney's fees, proximately caused by WB's negligent error or omission in the performance of professional services within the responsibility of WB or as to any breach of duty or obligation assumed by or required of WB under the agreement.

Insurance: WB is required to purchase and maintain a variety of insurance coverages with specified limits covering its operations, including insurance coverage for workers compensation, general commercial liability, automobile liability and banker's professional coverage.

For the fiscal years ending June 30, 2006, 2005 and 2004, IPAIT paid WB $265,346, $275,011, and $346,989.75, respectively, in fees under the Advisor Agreement.



THE ADMINISTRATOR


WB also serves as the IPAIT Administrator and Transfer Agent, pursuant to an Administrator Agreement. The Administrator supervises all aspects of IPAIT's operations, other than those managed by IPAIT's Investment Adviser pursuant to the Advisor Agreement (discussed above); acts in conformity with the Declaration of Trust and policies adopted by the Board of Trustees; determines and allocates the income of IPAIT; provides daily account services to Participants; provides all participant transaction confirmations and monthly account summaries; facilitates and processes all movement of monies between IPAIT and the Participant's accounts at the Participant's local financial institutions; verifies that each transaction is initiated by an authorized representative of the Participant and, utilizing bank and trust procedures, follows procedures that assures that all IPAIT or Participant funds be moved only within a "closed system" between the Participant's preauthorized local account and the Participant's IPAIT account (except for authorized payments to vendors under the Vendor Pay program) and assures that all monies received from or on behalf of Participants are fully collected and available; provides administrative personnel and equipment to IPAIT; determines the net asset value of IPAIT on a daily basis; provide program support and development services; and in general perform all related administrative services for IPAIT. The IPAIT Administrator Agreement is approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty. It will remain in effect until December 31, 2009, and thereafter as approved by the Trustees.

Until January 1, 2007, the Administrator is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .13 percent for assets up to $100,000,000, .12 percent for assets greater than $100,000,000 and less than $250,000,000 and .100 percent for assets greater than $250,000,000. In addition, the Administrator is paid a monthly program support and development fee computed at an annual rate equal to .08 percent of combined average daily assets of the Portfolios.

Beginning January 1, 2007, the Administrator is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .10 percent for assets up to $150,000,000, .09 percent for assets greater than $150,000,000 and less than $250,000,000 and .075 percent for assets greater than $250,000,000. In addition, the Administrator is paid a monthly program support and development fee computed at an annual rate equal to .06 percent of combined average daily assets of the Portfolios.


THE CUSTODIAN


Wells Fargo Bank, N.A., 666 Walnut, P.O. Box 837, MAC N8200-034, Des Moines, Iowa 50304-0837, acts as Custodian for IPAIT pursuant to a Custodian Agreement. The Custodian will hold in a separate account all investment instruments and monies, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of IPAIT into the Custodian's name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of IPAIT. All IPAIT security transactions are handled on the basis of delivery versus payment of the custodian or its nominee or nominees. IPAIT's agreement with the Custodian is approved annually, is not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until December 31, 2009, and thereafter as approved by the Trustees.

Until January 1, 2007, the Custodian is paid an annual fee based upon average daily net assets for each Portfolio of 0.050 percent for assets up to $150,000,000, 0.045 percent for assets greater than $150,000,000 and less than $300,000,000 and 0.040 percent for assets greater than $300,000,000. Custodial fees are accrued daily and paid monthly.

Beginning January 1, 2007, the Custodian is paid an annual fee based upon average daily net assets for each Portfolio of 0.03 percent of combined average daily assets of the Portfolios. Custodial fees are accrued daily and paid monthly.



OTHER FEES AND EXPENSES

IPAIT also pays the operating expenses incurred directly by IPAIT and its Trustees in connection with the discharge of their duties. These expenses include initial and ongoing legal and accounting fees, auditing fees, out-of-pocket expenses of Trustees and the cost of printing, mailing and other services performed independently by IPAIT. Payments of all operating expenses are accrued daily and are estimated at the annual rate of 0.025 percent of average daily net assets. The operating expense fund accrual was suspended in September, 2003, but was reinstated at 0.020 percent on January 1, 2005 and at
0.025 percent on July 1, 2005.

Expenses directly attributable to a Portfolio are accrued against the respective Portfolio. Expenses not attributable to a particular Portfolio ("general expenses") are allocated to the Portfolios pro rata based upon the relative net asset value of the Portfolios.


For the fiscal year ending June 30, 2006, total expenses of the Portfolios amounted to 0.48 percent and 0.50 percent, respectively, of the Diversified and Direct Government Obligation Portfolios' average daily net assets. These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

For the last three fiscal years ending June 30, 2006, the Trust paid the Adviser the following amounts as advisory fees allocated between the Portfolios as indicated.

IPAIT DIVERSIFIED
                          --------------------------------------------
                                     Fiscal Years Ended
                          --------------------------------------------
                             6/30/06       6/30/05        6/30/04
Fees earned by WB:
Advisory fees                $246,344      $244,828       $283,816
Admin fees                   $291,324      $292,076       $333,382
Program Support fees         $183,414      $174,934       $249,452
                          --------------------------------------------
                             $459,082      $711,837       $866,651
                          ============================================


IPAIT DGO
                          --------------------------------------------
                                      Fiscal Years Ended
                          --------------------------------------------
                             6/30/06        6/30/05       6/30/04
Fees earned by WB:
Advisory fees                $19,002        $30,183       $63,173
Admin fees                   $21,078        $35,214       $72,089
Program Support fees         $12,668        $20,122       $50,628
                          --------------------------------------------
Totals                       $52,748        $85,519      $185,892
                          ============================================


The laws of certain states require that if a mutual fund's expenses (including advisory fees but excluding interest, taxes, brokerage commissions and extraordinary expenses) exceed certain percentages of average net assets, the fund must be reimbursed for such excess expenses. There are no such expense limitations applicable.

CODE OF ETHICS

IPAIT and its Investment Adviser have adopted a code of ethics under Rule 17j-1 under the Act and this code of ethics permits personnel to purchase securities, including securities purchased by IPAIT, subject to certain restrictions.


DISTRIBUTION PLAN

Rule 12b-1(b) under the Investment Company Act of 1940 provides that any payments made by the Trust in connection with financing the distribution of Units may only be made pursuant to a written plan describing all aspects of the proposed financing of distribution, and also requires that all Agreements with any person relating to the implementation of the plan must be in writing. Because some of the payments described below to be made by the Trust are distribution expenses within the meaning of Rule 12b-1, the Trust adopted a Distribution Plan in accordance with such Rule.

Rule 12b-1(b)(1) requires that such plan be approved by a majority of a Portfolio's outstanding securities, and Rule 12b-1(b)(2) requires that such plan, together with any related agreements, be approved by a vote of the Trustees who are not interested persons of the Trust and who have no direct or indirect interest in the operation of the plan, cast in person at a meeting for the purpose of voting on such plan or agreement. Rule 12(b)-1(b)(3) requires that the plan or agreement provide, in substance:


     (a) that it shall continue in effect for a period of more than one year from the date of its execution or adoption only so long as such continuance is specifically approved at least annually in the manner described in paragraph
(b)(2) of Rule 12b-1;

     (b) that any person authorized to direct the disposition of moneys paid or payable by the Trust pursuant to the plan or any related agreement shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made; and

     (c)in the case of a plan, that it may be terminated at any time by a vote of a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the plan or in any agreements related to the plan or by a vote of a majority of the outstanding voting securities of a Portfolio.


The Rule 12b-1 Plan was last approved by the Participants at the meeting of Participants held on August 24, 2004 and by the Board of Trustees at their meeting on October 25, 2006.


Rule 12b-1(b)(4) requires that such a plan may not be amended to increase materially the amount to be spent for distribution without Participant approval and that all material amendments to the plan must be approved in the manner described in paragraph (b)(2) of Rule 12b-1.

Rule 12b-1(c) provides that the Trust may rely upon Rule 12b-1(b) only if the selection and nomination of the Trust's disinterested Trustees are committed to the discretion of such disinterested directors. Rule 12b-1(e) provides that the Trust may implement or continue a plan pursuant to Rule 12b-1(b) only if the directors who vote to approve such implementation or continuation conclude, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law, and under Sections 36(a) and (b) of the Investment Company Act of 1940, that there is a reasonable likelihood that the plan will benefit the Trust and the Participants. The Trustees have concluded that there is a reasonable likelihood that the Distribution Plan will benefit the Trust and the Participants.


Until January 1, 2007, pursuant to the Trust's Rule 12b-1 Plan, there is a fee computed at the annual rate of 0.100 percent of the average daily net assets of the Portfolios that is paid to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association pro rata share of the IPAIT average daily net assets.

Beginning January 1, 2007, pursuant to the Trust's Rule 12b-1 Plan, there is a fee computed at the annual rate of 0.075 percent of the average daily net assets of the Portfolios that is paid to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association pro rata share of the IPAIT average daily net assets.

This fee is paid for marketing and administrative services provided by the Sponsoring Associations to IPAIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.



The distribution fees paid by the Portfolios are set forth below.



                              2006              2005          2004
Diversified Portfolio      $229,267          $218,667       $249,452
Direct Government           $15,835           $25,153        $50,629

PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATIONS

The Adviser is responsible for decisions to buy and sell securities for the Portfolios, the selection of broker-dealers to effect the transactions and the negotiation of brokerage commissions, if any. Usually, securities will be purchased on a principal basis directly from the issuer or from the underwriter at the initial offering and the brokerage commission will be paid, although certain portions may receive discounts or concessions out of offering proceeds. In placing orders for securities transactions, the primary criterion for the selection of a broker-dealer is the ability of the broker-dealer, in the opinion of the Adviser, to secure prompt execution of the transactions on favorable terms, including the reasonableness of the commission (if any) and considering the state of the market at the time.

When consistent with these objectives, orders may be placed with broker-dealers who furnish investment research and/or services to the Adviser. Such research or services include advice, both verbally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. This allows the Adviser to supplement its own investment research activities and enables the Adviser to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Portfolios. To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Adviser, the Adviser receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Trust from these transactions. The Adviser believes that most research services obtained by it generally benefit several or all of the accounts which it manages, as opposed to solely benefiting one specific managed fund or account. Normally, research services obtained through managed funds or accounts investing in fixed-income securities would be of greater benefit to the managed funds or accounts which invest in debt securities.

The Adviser has not entered into any formal or informal Agreements with any broker-dealers, nor does it maintain any "formula" which must be followed in connection with the placement of any Portfolio's transactions in exchange for research services. However, from time to time, the Adviser may elect to use certain brokers to execute transactions in order to encourage them to provide it with research services which it anticipates will be useful to it. The Adviser will authorize the Trust to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion.


In certain instances, there may be securities which are suitable for the Trust's Portfolios as well as for that of one or more of the advisory clients of the Adviser. Investment decisions for the Trust's Portfolios and for such advisory clients are made by the Adviser with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client of the Adviser even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients of the Adviser when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients of the Adviser are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Adviser to be equitable to each (and may result, in the case of purchases, in allocation of that security only to some of those clients and the purchase of another security for other clients regarded by the Adviser as a satisfactory substitute). It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio involved is concerned. At the same time, however, it is believed that the ability of the Portfolio to participate in volume transactions will sometimes produce better execution prices. The Trust does not purchase any securities on an agency basis and, therefore, does not incur brokerage commissions. The Trust purchases government securities in principal transactions with unaffiliated broker-dealers. Such principal transactions include non negotiated markups by the broker-dealers.


TRUST UNITS AND CONTROL

A complete description of the rights and characteristics of the Trust's Units is included in the Information Statement.

As of September 30, 2006, the following Participants owned 5 percent or more of the value of Trust Units in the Portfolios indicated. There were no "control" persons of the Trust or the Portfolios.


                              DIVERSIFIED PORTFOLIO

        Name                             Amount        % Ownership
City of West Des Moines               18,614,422           7.3%
City of Johnston                      13,020,434           5.1%


                      DIRECT GOVERNMENT OBLIGATION POTFOLIO

        Name                             Amount        % Ownership
City of Cedar Rapids                  22,743,385           99.9%



NET ASSET VALUE AND PUBLIC OFFERING PRICE

The Securities and Exchange Commission adopted Rule 2a-7 under the Investment Company Act of 1940 which permits the Trust to compute the Portfolios' net asset value per Trust Unit using the amortized cost method of valuing portfolio securities. As a condition for using the amortized cost method of valuation, the Board of Trustees must establish procedures to stabilize the Trust's net asset value at $1.00 per Trust Unit. These procedures include a review by the Trustees as to the extent of any deviation of net asset value based on available market quotations from the $1.00 amortized cost value per Trust Unit. If such deviation exceeds $.005, the Trustee will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redemption of shares in kind, selling portfolio securities prior to maturity, withholding dividends or utilizing a net asset value per share as determined by using available market quotations. In addition, each Portfolio must maintain a dollar-weighted average portfolio maturity appropriate to its investment objective, but in any event, not longer than 90 days, must limit portfolio investments to those instruments which the Trustees determine present minimum credit risks, and must observe certain other reporting and recordkeeping procedures.
Under the amortized cost method of valuation, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight-line basis to maturity, regardless of the effect of fluctuating interest rates on the market value of the security. Accordingly, U.S. government obligations held by the Trust will be valued at their amortized cost, which normally will be their face amount. Other assets and securities are valued at a fair value determined, in good faith, by the Trustees.


The amortized cost method of valuation may result in some dilution of a shareholder's interest in the Portfolio insofar as general market increases and decreases of interest rates usually have an inverse effect on the value of debt instruments. However, the significance of the effect of such general market increases and decreases in interest rates directly corresponds to the maturity of the debt instruments; that is, the change in the market value of the underlying debt instruments and the corresponding change in the premium or discount of such instruments is greater when maturities are larger and less when maturities are shorter.

The net asset value of each Portfolio's Units is determined on each day on which the New York Stock Exchange and the Federal Reserve are open, provided that the net asset value need not be determined on days when no Portfolio shares are tendered for redemption and no order for Portfolio shares is received. The New York Stock Exchange or the Federal Reserve are not open for business on the following holidays (or on the nearest Monday or Friday if the holiday falls on a weekend): New Year's Day, Presidents' Day, Martin Luther King Day, Good Friday, Memorial Day, July 4th, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas.

CALCULATING YIELD


The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Trust Unit for that 7-day period by the average daily net asset value per Unit for the same period. This return is then annualized by multiplying the result times 365. The yields for the 7-day period ended September 30, 2006, for the Diversified and the Direct Government Obligation portfolios were 4.89 percent and 4.66 percent, respectively.



PURCHASE AND REDEMPTION


Redemption of Trust Units, or payment, may be suspended at times (a) when the New York Stock Exchange is closed for other than customary weekend or holiday closings, (b) when trading on the exchange is restricted, (c) when an emergency exists, as a result of which disposal by the Portfolios of securities owned by them is not reasonably practicable, or it is not reasonably practicable for the Portfolios fairly to determine the value of their net assets, or (d) during any other period when the Securities and Exchange Commission, by order, so permits, provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.


PROXY VOTING

IPAIT does not invest in any securities that have voting rights. Form N-PX is available upon request.

PORTFOLIO DISCLOSURE

The investment securities in which IPAIT invests are provided monthly to the Executive Directors of the Sponsoring Associations, are posted on IPAIT's website quarterly when IPAIT files its Form NCSR and or its Form NQ, and are otherwise anytime upon request, made in accordance with Iowa's open records laws.

FINANCIAL STATEMENTS


The Trust hereby incorporates by reference the information under the caption, "Statements of Net Assets, June 30, 2006," "Statements of Operations, for the Years Ended June 30, 2006, 2005, 2004, 2003, and 2002." "Statements of Changes in Net Assets for the Years Ended June 30, 2006, 2005, 2004, 2003, and 2002 " and the Financial Highlights for each of the annual periods ended June 30. The financial statements have been filed with the Commission.



INDEPENDENT AUDITORS

On August 30, 2006 the Participants and the Board of Trustees respectively approved the appointment of KPMG LLP, 2500 Ruan Center, Des Moines, Iowa 50309 as IPAIT's independent auditors.

                                     PART C


                                OTHER INFORMATION


Item 23 EXHIBITS


Exhibit Number   Description
--------------   -----------



*(a). Amended Joint Powers Agreement and Declaration of Trust as amended effective September 1, 2005

*(b ). Bylaws as amended and effective September 1, 2005


*(c). Minutes of the meeting of the Board of Trustees dated July 12, 2004 incorporated by reference as filed with Post Effective Amendment No. 9 filed October 29,2005



*(d). (1) Advisor Agreement as amended and effective as of November 1, 2005 incorporated by reference as filed with Post Effective Amendment No. 10 filed October 28,2005

(d).(2) Advisor Agreement effective January 1, 2007

*(g). (1) Custodian Agreement incorporated by reference as filed with Post Effective Amendment No. 9 filed October 29, 2004

(g). (2) Custodian Agreement effective January 1, 2007

*(h).(1) Administrator Agreement as amended and effective as of November 1, 2005 incorporated by reference as filed with Post Effective Amendment No. 10 filed October 28,2005

(h). (2) Administrator Agreement effective January 1, 2007

*(h). (3) License Agreements, incorporated by reference to the Trust's Registration Statement,filed May 6, 1993


*(m). Rule 12b-1 Plan, incorporated by reference to the Trust's Registration Statement,filed May 6, 1993


(p) Code of Ethics incorporated by reference as filed with Post Effective Amendment No. 10 filed October 28,2005


*ALL PREVIOUSLY FILED AS INDICATED.


Item 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not Applicable

----------------------------------------

Item 25. INDEMNIFICATION


Pursuant to Section 2.19 of the amended Joint Powers Agreement and Declaration of Trust ("Declaration") filed herewith as Exhibit 1, the trustees are empowered to indemnify or enter into agreements with respect to indemnification with respect to any person with whom the Trust has dealings, to the extent permitted by applicable law or the Investment Company Act of 1940 ("1940 Act"). Section 17(h) of the 1940 Act prohibits indemnification of any person, unless the loss results from willful misfeasance, bad faith, gross negligence or from reckless disregard of duties. Furthermore, pursuant to Article V of the Declaration and
Article VII of the Bylaws (included herewith as Exhibit 2), the Trust is empowered to indemnify persons in certain circumstances where they are not involved in intentional misconduct, knowing violation of law or where they have not derived improper personal benefit or with respect to criminal actions had no reasonable cause to believe that their actions are unlawful. For a complete description of such indemnifications and limitations of liability, see the appropriate provisions of the Declaration and the Bylaws.

Pursuant to the general authority of Section 2.19 of the Declaration, the Trust has entered into agreements with the Adviser and Custodian which specifically reference Section 5 of the Declaration and furthermore, with respect to the Custodian, limit the liability of the Custodian to the extent that the Custodian acts in good faith in the exercise of reasonable care. See Article IV of the Administrator-Adviser Agreement included herewith as Exhibit 5 and Article VIII of the Custodian Agreement included herewith as Exhibit 8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by the Registrant is against public policy as expressed in the Act and, therefore, may be unenforceable. In the event that a claim for such indemnification (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person and the Securities and Exchange Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Not Applicable


 Item 27. PRINCIPAL UNDERWRITERS


(A) Not Applicable

(B) Not Applicable

(C) Not Applicable

Item 28. LOCATION OF ACCOUNTS AND RECORDS


All required accounts, books and records are maintained by WB Capital Management, Inc. 1415 28th St, Suite 200, West Des Moines, Iowa 50266.



Item 30. MANAGEMENT SERVICES

Not Applicable


Item 30. UNDERTAKINGS

Not Applicable


SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the city of Des Moines, state of Iowa on the 27th day of October, 2006, thereunto duly authorized pursuant to a resolution unanimously adopted by the Board of Trustees on August 27, 2006.



                               IOWA PUBLIC AGENCY INVESTMENT TRUST


                               By: /s/ Tom Hanafan


                               Tom Hanafan, Chairman of the Board